EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


NAME                                                         JURISDICTION
----                                                         ------------

ViroGroup of Georgia, Inc.                                   Georgia

ViroGroup of Louisiana, Inc.                                 Louisiana

ViroGroup of Texas, Inc.                                     Texas

ViroGroup of Tennessee, Inc.                                 Tennessee

ViroGroup of South Carolina, Inc.                            South Carolina

ViroGroup of California, Inc.                                California

ViroGroup of New York, Inc.                                  New York

ViroGroup of Virginia, Inc.                                  Virginia